United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 19, 2003

UNIVEST CORPORATION OF PENNSYLVANIA

(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Ident. No.)

14 North Main Street, Souderton, Pennsylvania 18964

(Address of principal executive office)(Zip Code)

Registrant’s telephone number, including area code (215) 721-2400

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits.
Item 9. Regulation FD Disclosure
SIGNATURE
EXHIBIT INDEX
AGREEMENT AND PLAN OF MERGER DATED MARCH 24, 2003
ASSIGNMENT AGREEMENT
PRESS RELEASE DATED MAY 19, 2003

Item 5. Other Events

     On May 19, 2003, Univest Corporation of Pennsylvania, parent company of Univest National Bank and Trust Co., Univest Insurance, Inc. and Univest Investments, Inc., today announced the completion of the acquisition of First County Bank merged with and into Univest National Bank and Trust Co.

     In this transaction, Univest acquired all of the outstanding shares of First County Bank common stock for total consideration of $29.5 million. As a result of this acquisition, Univest will operate 33 branches in Bucks and Montgomery County.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

2.1	-	Agreement and Plan of Merger dated March 24, 2003, among Univest National Bank and Trust Co. and First County Bank.

2.2	-	Assignment Agreement between and amongst Univest National Bank and Trust Co., First County Bank, UNB Acquisition, Inc., and UNB Interim Acquisition Bank.

99	-	Press Release dated May 19, 2003, of Univest National Bank and Trust Co. and First County Bank (filed pursuant to Item 9 hereof).

Item 9. Regulation FD Disclosure

     On May 19, 2003, Univest National Bank and Trust Co. issued a press release concerning its completion of the acquisition of First County Bank (discussed at Item 5 hereof). This press release is filed herein, as part of this Item 9, as Exhibit 99.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By /s/ William S. Aichele

Name: William S. Aichele
Title: President and Chief Executive Officer
Date: May 19, 2003

EXHIBIT INDEX

Exhibit Number		Description

2.1	-	Agreement and Plan of Merger dated March 24, 2003, among Univest National Bank and Trust Co. and First County Bank.

2.2	-	Assignment Agreement between and amongst Univest National
Bank and Trust Co., First County Bank, UNB Acquisition, Inc., and UNB Interim Acquisition Bank.

99	-	Press Release dated May 19, 2003, of Univest National Bank and Trust Co. and First County Bank (filed pursuant to Item 9 hereof).